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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Spacetec IMC Corporation on Form S-3 for the registration of 1,133,332 shares of its common stock and to the incorporation by reference therein of our report dated May 22, 1997 with respect to the consolidated financial statements and schedule of Spacetec IMC Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Boston, Massachusetts
August 25, 1997